EXHIBIT 4.1

Warrant to Purchase
Shares of Class B Common Stock
of
Champion Industries, Inc.

Void after October 19, 2017
This is to certify that, for value received and subject to the provisions hereinafter set forth,

__________________________________
or assigns,

is entitled to purchase from Champion Industries, Inc., a West Virginia corporation (the “Company”), at any time to and including 5 P.M. E.D.T. October 19, 2017 (the “Expiration Date”), Class B Common Stock of the Company of the par value of $1.00 per share, on the terms and conditions hereinafter set forth.

The exercise price for each share of Class B Common Stock to be issued to the holder of this Warrant upon the exercise of this Warrant is $0.001 per share and shall not be subject to adjustment. The number of shares of Class B Common Stock to be received by the holder of this Warrant upon the exercise of this Warrant in whole equals the number of Pro Forma Shares determined as of the date of exercise of this Warrant multiplied by the Original Applicable Percentage of this Warrant (or if this Warrant has been previously exercised in part, multiplied by the Applicable Percentage for this Warrant then in effect). The number of shares of Class B Common Stock to be received by the holder of this Warrant upon the exercise in part of this Warrant equals the number of Pro Forma Shares determined as of the date of exercise of this Warrant multiplied by the portion of the Original Applicable Percentage of this Warrant (or if this Warrant has been previously exercised in part, multiplied by the Applicable Percentage for this Warrant then in effect) designated by the holder of this Warrant.

The terms which are capitalized herein shall have the meanings specified in Section 11 unless the context shall otherwise require.
Section 1.	Exercise of Warrant.

Subject to the conditions hereinafter set forth, prior to the Expiration Date this Warrant may be exercised (i) for all shares of Class B Common Stock which may then be purchased hereunder, and (ii) for any part of the shares of Class B Common Stock which may then be purchased hereunder on not more than two occasions. Upon any such exercise, the holder shall surrender this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company in Huntington, West Virginia, and shall pay to the Company the price per share for the shares so purchased in funds current in Huntington, West Virginia. In the event the number of Underlying Shares or Restricted Shares which the holder of this Warrant is permitted to register pursuant to the Investors’ Rights Agreement is reduced in accordance with the provisions of the Investors’ Rights Agreement, any partial exercise resulting from such reduction shall not be included for purposes of the limitation on the right to exercise this Warrant set forth in the preceding sentence. If this Warrant is exercised in respect of less than all of the shares of said Class B Common Stock at the time purchasable hereunder, the holder hereof shall be entitled to receive a new Warrant covering the Applicable Percentage of Common Stock in respect of which this Warrant shall not have been exercised; provided, however, that this Warrant and all rights and options hereunder shall expire on the Expiration Date, and shall be wholly null and void to the extent this Warrant is not exercised before it expires.

Section 2.	Reservation of Class B Common Stock.

The Company covenants and agrees that at all times prior to the Expiration Date it will have authorized, and in reserve, a sufficient number of shares of its Class B Common Stock to provide for the exercise of the rights represented by the unexercised portion of this Warrant.
Section 3.	Mergers, Consolidations, Sales.

In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class B Common Stock immediately theretofore purchasable hereunder such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Class B Common Stock equal to the number of shares of Class B Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place; provided that if securities which are not traded on a National Securities Exchange are issued to holders of Common Stock in any such transaction (excluding a merger in which the Company shall be the survivor) then at the election of the holder in lieu of such securities the holder hereof shall be entitled to receive cash equal to the fair market value of the securities which such Holder is entitled to receive. The fair market value of such securities shall be determined by a nationally recognized investment banking firm reasonably satisfactory to the holder. The cost of any such determination shall be borne by the Company. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.
Section 4.	Dissolution or Liquidation.

In the event of any proposed distribution of the assets of the Company in dissolution or liquidation except under circumstances when the foregoing Section 3 shall be applicable, the Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 20 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise the purchase rights with respect to this Warrant within 20 days from the date of mailing such notice and all rights herein granted not so exercised within such 20-day period shall thereafter become null and void.

Section 5.	Notice of Extraordinary Dividends.

If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable on its Common Stock, the Company shall mail notice thereof to the holder of this Warrant not less than 20 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the holder of this Warrant shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof unless and to the extent that this Warrant is exercised prior to such record date. The provisions of this paragraph shall not apply to distributions made in connection with transactions covered by Section 3.
Section 6.	Fractional Shares.

In the event that any exercise of this Warrant would result in the issuance by the Company of a fractional share of Class B Common Stock, the Company shall pay to the holder of this Warrant upon such exercise an amount in cash equal to the market price, as determined by the Company, of one whole share of the Class B Common Stock multiplied by such fractional share.
Section 7.	Fully Paid Stock; Taxes.

The Company covenants and agrees that the shares of Class B Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all Federal and State transfer, stamp excise or similar taxes which may be payable in respect of this Warrant or any Class B Common Stock upon the exercise of the purchase rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Class B Common Stock (and the certificates evidencing ownership thereof) in any name other than that of the holder exercising this Warrant, and any such tax shall be paid by such holder at the time of such transfer.
Section 8.	Closing of Transfer Books.

The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Class B Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Class B Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Class B Common Stock until the opening of such books, and they shall, in such case, be delivered promptly upon the opening thereof, or as soon as practicable thereafter.
Section 9.	Restrictions on Transferability of Warrants and Shares; Compliance with Laws.

Section 9.1.In General. This Warrant and the Class B Common Stock issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933 (or any similar Federal statute at the time in effect) and any applicable State securities laws.

Section 9.2.Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant.

Each certificate for shares of Class B Common Stock initially issued upon the exercise of any Warrant and each certificate for shares of Class B Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 9.2, bear on the face thereof a legend reading substantially as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933. They may not be sold, pledged or transferred in the absence of such registration or a valid exemption from the registration and prospectus delivery requirements of said Act.”
In the event that a registration statement covering the Underlying Shares or the Restricted Stock shall become effective under the Securities Act and under any applicable State securities laws or in the event that the Company shall receive an opinion of its counsel that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemption afforded by Rule 144(k) of the Regulations of the Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend in lieu thereof. Upon the written request of the holder or holders of any Warrant or of any Restricted Stock the Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this Section 9.2 and to bear all expenses in connection with the same.
Section 9.3.Notice of Proposed Transfer; Registration Not Required. The holder of each Warrant or any Restricted Stock, by acceptance thereof, agrees to give prior written notice to the Company of such holder’s intention to transfer such Warrant or the Underlying Shares relating thereto or such Restricted Stock (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer; provided, however, that no such notice shall be required for a transfer under a registration, qualification or filing for exemption requested in accordance with the provisions of Investors’ Rights Agreement. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and to counsel designated by such holder, who may be an employee of such holder. If in the opinion of each such counsel (which opinions shall be reasonably acceptable to the Company) the proposed transfer may be effected without registration or qualification under any Federal or State law of such Warrant or the Underlying Shares or such Restricted Stock, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or Underlying Shares or such Restricted Stock, all in accordance with the terms of the notice delivered to such holder by the Company. If either of such counsel is unable to render such an opinion (in which case said counsel shall set forth in writing the basis for his legal conclusions in this regard) or, if the Company shall not find either of such opinions reasonably acceptable, (in which case the Company shall set forth in writing the reasons such opinion is not acceptable), the proposed transfer described in the written notice given pursuant to this subparagraph may not be effected without such registration or qualification or without compliance with the conditions of an exemptive regulation of the Commission or any applicable State securities regulatory authority, the Company shall promptly notify such holder and thereafter such holder shall not be entitled to effect such transfer until receipt of a subsequent notice from the Company pursuant to the immediately preceding sentence or until such registration or qualification, filing or compliance has become effective. All fees and expenses of counsel (including reasonable fees and expenses of one counsel for all holders of Warrants or Restricted Stock) in connection with the rendition of the opinions provided for in this subparagraph shall be paid by the Company.

Section 10.	Partial Exercise.

Except in the case of the transfer of a portion of this Warrant in connection with a partial exercise hereof, this Warrant may only be transferred in whole and not in part. If this Warrant is exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the Applicable Percentage of Class B Common Stock in respect of which this Warrant shall not have been exercised as provided in Section 1. If this Warrant is exercised in part, this Warrant shall be surrendered at the principal office of the Company in Huntington, West Virginia, (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant shall be issued to the holder hereof covering the Applicable Percentage of Class B Common Stock to which such holder shall be entitled.
Section 11.	Definitions.

In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

The term “Applicable Percentage” shall initially mean the Original Applicable Percentage and shall be subject to adjustment as follows: in the event the holder of this Warrant shall exercise this Warrant in part, the Applicable Percentage shall be reduced to an amount determined by multiplying the Original Applicable Percentage by a fraction the numerator of which is the Unexercised Portion of the Warrant and the denominator of which is the Original Applicable Percentage.

The term “Commission” shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Trust Indenture Act, as the case may be.

The term “Common Stock” as used herein shall include any class of capital stock of the Company now or hereafter authorized, including, without limitation Class A Common Stock and Class B Common Stock, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage.

The term “Class A Common Stock” as used herein shall include Class A capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage.

The term “Class B Common Stock” as used herein shall include Class B capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage; provided, however, that the shares of Class B Common Stock deliverable upon the exercise of the rights granted under this Warrant shall include only Class B Common Stock of the Company having a par value of $1.00 per share authorized at the date hereof and any class of Common Stock issued in substitution therefor.

The term “Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

The term “Investors’ Rights Agreement” shall mean that certain Investors’ Rights Agreement dated as of October __, 2012 among the Company, Marshall T. Reynolds and the Investors identified therein.

The term “National Securities Exchange” shall mean the National Association of Securities Dealers Automated Quotation System (National Market or Small Capitalization System), the American Stock Exchange or the New York Stock Exchange.

The term “Original Applicable Percentage” for this Warrant shall be as set forth on page 1 of this Warrant. The Original Applicable Percentage for this Warrant together with the Original Applicable Percentage of all Related Warrants is 30%.

The term “Pro Forma Shares” shall mean, as of the date of any determination thereof, the sum of (i) the total number of outstanding shares of Common Stock of the Company, including, without limitation Class A Common Stock and Class B Common Stock, and (ii) the total number of shares of Common Stock issuable upon exercise of this Warrant, the Related Warrants and any other warrants, options or other rights and upon the exercise of any conversion or exchange rights with respect to Convertible Securities.

The term “Related Warrant” shall mean the warrants initially issued pursuant to the terms and provisions of the Credit Agreement.

The term “Restricted Stock” shall mean the shares of Class B Common Stock of the Company issued upon the exercise of any of the Warrants and evidenced by a certificate required to bear the legend specified in Section 9.2.

The term “Securities Act” shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

The term “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

The term “Underlying Shares” shall mean the shares of Class B Common Stock of the Company issuable upon exercise of any of the Warrants.

The term “Unexercised Portion of the Warrant” shall mean the Original Applicable Percentage of this Warrant minus the aggregate percentage of Pro Forma Shares received by the holder (or any prior holder) of this Warrant upon the exercise of its rights hereunder prior to the date of determination hereunder (in each case determined as of the date of exercise of such rights).

The term “Warrants” as used herein shall mean this Warrant and the Related Warrants and all warrants hereafter issued in exchange or substitution for this Warrant or any Related Warrants.

Section 12.	Lost, Stolen Warrants, etc.

In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company. If an institutional holder is the owner of any such lost, stolen or destroyed Warrant, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Warrant at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant other than the written agreement of such owner to indemnify the Company.
Section 13.	Warrant Holder Not Shareholder.

This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.
Section 14.	Notices.

All communications provided for hereunder shall be in writing and, if to the holder of this Warrant, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to the holder hereof at such address as such holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight courier, or by facsimile communication, to the Company at 2450 First Avenue, Huntington, West Virginia 25728, Attention: Chief Financial Officer - Todd Fry, or to such other address as the Company may designate to the holder hereof in writing; provided, however, that a notice to the holder by overnight air courier shall only be effective if delivered to such holder at a street address designated for such purpose in accordance with this Section, and a notice to such holder by facsimile communication shall only be effective if made by confirmed transmission to such holder at a telephone number designated for such purpose in accordance with this Section and promptly followed by delivery of such notice by registered or certified mail or overnight air courier, as set forth above. The person in whose name any Warrant shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant.
Section 15.	Severability.

Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

Section 16.	Index and Captions.

The index and the descriptive headings of the various sections of this Warrant are for convenience only and shall not affect the meaning or construction of the provisions hereof.

In Witness Whereof, Champion Industries, Inc. has caused this Warrant to be signed by its President or one of its Vice Presidents and its Secretary or one of its Assistant Secretaries and this Warrant to be dated ____________, 2012.

Champion Industries, Inc.

By________________________________
President

By______________________________
Secretary

Subscription
Champion Industries, Inc.

The undersigned, ____________________, pursuant to the provisions of the within Warrant, hereby elects to purchase ____ % of the Pro Forma Shares of Common Stock of Champion Industries, Inc., a West Virginia corporation, issuable as Class B Common Stock covered by the within Warrant.

Signature___________________________________________________________

Address____________________________________________________________
Dated: ____________________

Assignment
For value received ____________________ hereby sells, assigns and transfers unto ____________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ____________________, attorney, to transfer the said Warrant on the books of the within-named Company.

_______________________________________________________________________________________________________________________________________

Dated: ____________________________________________________________________

Partial Assignment In Connection with partial exercise
For value received ____________________ hereby sells, assigns and transfers unto ____________________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase _____% of the Pro Forma Shares of Common Stock of Champion Industries, Inc., a West Virginia corporation, and issuable as Class B Common Stock and does hereby irrevocably constitute and appoint ____________________, attorney, to transfer that part of the said Warrant on the books of the within-named Company.

_______________________________________________________________________________________________________________________________________

Dated: ____________________________________________________________________